UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

AURORA DIAGNOSTICS HOLDINGS, LLC

(Exact name of registrant as specified in charter)

Delaware	333-176790	20-4918072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 RCA Center Drive, Suite 300, Palm Beach Gardens, Florida 33410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 420-5512

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 20, 2017, Aurora Diagnostics Holdings, LLC (the “Company”), as guarantor, its subsidiary Aurora Diagnostics, LLC, as borrower, and certain other subsidiaries of the Company, as guarantors, entered into a seventh amendment to the Financing Agreement, dated as of July 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”) with Cerberus Business Finance, LLC, as administrative agent and collateral agent (the “Seventh Amendment”).

The Seventh Amendment amended the definition of “Final Maturity Date” to modify the provision that accelerated the maturity date of the Financing Agreement to October 14, 2017 in the event that any of the Company’s 10.750% Senior Notes due 2018 (the “Existing Notes”) had not been refinanced prior to such date. As amended, the maturity of the Financing Agreement will be accelerated to October 14, 2017 only in the event that the maturity of more than $2.6 million in aggregate principal amount of Existing Notes has not been extended to October 31, 2019 or a later date on or before October 14, 2017.

In addition, pursuant to the Seventh Amendment, the lenders thereunder consented to the Company redeeming, repurchasing or paying at maturity up to $2.6 million of Existing Notes at any time and from time to time within eight months of the consummation of the Company’s Exchange Offer referred to under Item 8.01, but only to the extent that such Existing Notes remain outstanding following the consummation of the Exchange Offer.

The Seventh Amendment contains customary representations and warranties applicable to the Company and its subsidiaries.

The foregoing summary of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On April 24, 2017, the Company issued a press release announcing the commencement of the Company’s offer to exchange (the “Exchange Offer”) any and all of the Existing Notes for a combination of 12.250% Increasing Rate Senior Notes due 2020 (the “New Notes”) and warrants to purchase units of the common equity of the Company (the “Warrants”), and the solicitation of consents from registered holders of Existing Notes to certain proposed amendments to the indenture governing the Existing Notes.

This Current Report on Form 8-K is neither an offer to sell or exchange nor the solicitation of an offer to buy the New Notes, the Warrants or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

A copy of the press release announcing the Exchange Offer and Consent Solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Seventh Amendment to Financing Agreement, dated as of April 20, 2017, by and among Aurora Diagnostics, LLC, as borrower, Aurora Diagnostics Holdings, LLC and certain subsidiaries of Aurora Diagnostics, LLC, as guarantors, various lenders from time to time party thereto, as lenders, and Cerberus Business Finance, LLC, as administrative agent and collateral agent.

99.1	Press Release issued by Aurora Diagnostics Holdings, LLC, dated April 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA DIAGNOSTICS HOLDINGS, LLC

April 25, 2017	/s/ Michael C. Grattendick
Michael C. Grattendick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Seventh Amendment to Financing Agreement, dated as of April 20, 2017, by and among Aurora Diagnostics, LLC, as borrower, Aurora Diagnostics Holdings, LLC, and certain subsidiaries of Aurora Diagnostics, LLC, as guarantors, various lenders from time to time party thereto, as lenders, and Cerberus Business Finance, LLC, as administrative agent and collateral agent.

99.1	Press Release issued by Aurora Diagnostics Holdings, LLC, dated April 24, 2017.